UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2008
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-10.1 Form of Employee Retention and Motivation Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 31, 2008, Progress Software Corporation (the “Company”) entered into new Employee Retention and Motivation Agreements with the following named executive officers of the Company: Joseph W. Alsop, Co-Founder and Chief Executive Officer, Norman R. Robertson, Senior Vice President, Finance and Administration and Chief Financial Officer, Richard D. Reidy, Chief Operating Officer, David G. Ireland, Executive Vice President, and Jeffrey P. Stamen, Senior Vice President, Corporate Development and Strategy. The new form of Employee Retention and Motivation Agreement has substantially the same terms as the prior agreements of such named executive officers. The prior form of Employee Retention and Motivation Agreement for each of Messrs. Alsop, Robertson, Reidy and Ireland expired on September 30, 2008. The new Employee Retention and Motivation Agreement for each of Messrs. Alsop, Robertson, Reidy and Ireland expires on December 31, 2013. The new form of Employee Retention and Motivation Agreement of Mr. Stamen expires on September 15, 2010, the same date on which his prior agreement otherwise expired.
Each Employee Retention and Motivation Agreement provides for certain payments and benefits upon a Change in Control (as defined in such agreement) of the Company and upon an Involuntary Termination (as defined in such agreement) of the named executive officer’s employment by the Company within 12 months. Upon a Change in Control, each named executive officer’s annual cash bonus award will be fixed and guaranteed at his respective target level, and payment of such bonus will be made on a pro-rata basis with respect to the elapsed part of the relevant fiscal year. In addition, upon a Change in Control, all outstanding unvested options and restricted equity of the named executive officer will fully accelerate, unless the acquirer assumes all such options and restricted equity. Upon Involuntary Termination of a named executive officer within 12 months following a Change in Control, all remaining outstanding options and restricted equity of the named executive officer will automatically vest, the executive officer will be entitled to receive a lump sum payment equal to 15 months of his total target compensation, and the executive officer’s benefits will continue for 15 months.
In the event that any amounts provided for under these new Employee Retention and Motivation Agreements or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and be subject to the related excise tax, the executive officer would be entitled to receive either full payment of the benefits under the agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greatest amount of after-tax benefits to the executive.
The foregoing summary is qualified in its entirety by reference to the form of Employee Retention and Motivation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Form of Employee Retention and Motivation Agreement between Progress Software Corporation and each of Joseph W. Alsop, Norman R. Robertson, Richard D. Reidy, David G. Ireland and Jeffrey P. Stamen

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2009	Progress Software Corporation
	By:	/s/ Norman R. Robertson
Norman R. Robertson
Senior Vice President, Finance and Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Employee Retention and Motivation Agreement between Progress Software Corporation and each of Joseph W. Alsop, Norman R. Robertson, Richard D. Reidy, David G. Ireland, and Jeffrey P. Stamen